UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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BARE ESCENTUALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BARE ESCENTUALS, INC.
71 Stevenson Street, 22nd Floor
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Bare Escentuals, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Bare Escentuals, Inc. will be held on June 4, 2007 at 8:00 a.m. at the Palace Hotel, located at 2 New Montgomery Street, San Francisco, California 94105, for the following purposes:

1.                To elect two directors for a three-year term to expire at the 2010 Annual Meeting of Stockholders. Our present board of directors has nominated and recommends for election as director the following persons:

Ross M. Jones

Glen T. Senk

2.                To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2007.

3                   To transact such other business as may be properly brought before our Annual Meeting or any adjournment thereof.

Our board of directors has fixed the close of business on April 23, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy. Whether or not you expect to be at our Annual Meeting, please complete, sign and date the enclosed Proxy and return it promptly. If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Leslie A. Blodgett
Chief Executive Officer
San Francisco, California
May 7, 2007

BARE ESCENTUALS, INC.
71 Stevenson Street, 22nd Floor
San Francisco, California 94105

PROXY STATEMENT

The board of directors of Bare Escentuals, Inc., a Delaware corporation, is soliciting the enclosed Proxy for use at our Annual Meeting of Stockholders to be held on June 4, 2007 at 8:00 a.m. at the Palace Hotel, located at 2 New Montgomery Street, San Francisco, California 94105, and at any adjournments or postponements thereof. This Proxy Statement will be first sent to stockholders on or about May 7, 2007.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Corporate Secretary of our company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted (1) for the election of our board of directors’ nominees for director; and (2) for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

Stockholders of record at the close of business on April 23, 2007 (the “Record Date”) will be entitled to vote at the meeting or vote by proxy using the enclosed proxy card. As of that date, 89,962,750 shares of our common stock, par value $0.001 per share, were outstanding. Each share of our common stock is entitled to one vote. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy at our Annual Meeting, constitutes a quorum. A plurality of the votes of the shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors is required to elect directors and a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2007.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by us. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight members. Our Amended and Restated Certificate of Incorporation provides for the classification of our board of directors into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. As a result of the size of the Board, two nominees for director are to be elected as Class I directors at this meeting. The nominees are Ross M. Jones and Glen T. Senk, who are each members of our present board of directors. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, Proxies in the accompanying form are to be voted for our board of directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our board of directors to fill such vacancy.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the
2010 Annual Meeting of Stockholders

Name	Age	Present Position with the Company
Ross M. Jones	42	Chairman and Director
Glen T. Senk	50	Director

Ross M. Jones has served as chairman of our board of directors since July 2004 and has served as a member of our board of directors since June 2004. Mr. Jones is a Managing Director of Berkshire Partners LLC, a private equity investment partnership which he joined in 1993. He worked at Bain & Co., a management consulting partnership, and in the Investment Banking Division of Morgan Stanley & Co. before joining Berkshire Partners LLC in 1993. Mr. Jones became a Managing Director of Berkshire Partners LLC in 2000 and is or has been a director of several of Berkshire Partners LLC’s consumer, retailing, manufacturing, and business services companies including Carter’s, Inc., a public company, and the private companies N.E.W. Customer Service Companies, Inc., Waterworks, Inc., AVW-TelAv Inc., Sterling Collision Centers, Inc., and Thomas Built Buses, Inc., now a division of the public company Daimler Chrysler, AG. Mr. Jones earned a B.A. from Dartmouth College and an M.B.A. from Stanford University’s Graduate School of Business.

Glen T. Senk has served as a member of our board of directors since November 2004. Mr. Senk has served as a director of the public company Urban Outfitters, Inc., a public company, since 2004 and has served as President of Anthropologie, Inc., an apparel retail division of Urban Outfitters since April 1994. Mr. Senk was named Executive Vice President of Urban Outfitters, Inc. in May 2002, and assumed responsibility for Urban Outfitters’ Free People division in May 2003. Prior to joining Urban Outfitters, Mr. Senk was Senior Vice President and General Merchandise Manager of Williams-Sonoma, Inc., a public home goods retailer from 1991 to 1993 and Chief Executive of the Habitat International

Merchandise and Marketing Group in London, England from 1989 to 1991. Mr. Senk began his retail career at Bloomingdale’s, where he served in a variety of roles including Managing Director of Bloomingdale’s By Mail. Mr. Senk earned a B.A. from New York University and an M.B.A. from the University of Chicago Graduate School of Business.

Members of the Board of Directors Continuing in Office

Term Expiring at the
2008 Annual Meeting of Stockholders

Name	Age	Present Position with the Company
Bradley M. Bloom	54	Director
Michael J. John	52	Director
Lea Anne S. Ottinger	48	Director

Bradley M. Bloom has served as a member of our board of directors since June 2004. Mr. Bloom is a Managing Director of Berkshire Partners LLC, which he co-founded in 1986. He is a director of Carter’s, Inc., a public company, and is or has been a director of several of Berkshire Partners LLC’s private consumer and retailing companies including the private companies Citizens of Humanity, LLC, Acosta, Inc., Gordon Brothers Group, Sterling, Inc., America’s Best Contacts and Eyeglasses, L.P., and Miami Cruiseline Services Holdings I.B.V. Before founding Berkshire Partners LLC, Mr. Bloom worked at Thomas H. Lee Company, a private financial services firm, for seven years and spent two years with the First National Bank of Boston. He earned an A.B. from Harvard College and an M.B.A. from Harvard Business School.

Michael J. John has served as a member of our board of directors since November 2005. Since April 2004, Mr. John has served as a senior partner of JH Partners, LLC. Prior to joining JH Partners, LLC, Mr. John was President and Chief Executive Officer of City Graphics, a private graphic design company, from 1993 to 2003. Previously, Mr. John served as President and Chief Executive Officer of Pacific Lithograph, a commercial lithographer. Mr. John currently serves on the boards of the private companies AmeriMark Direct, LLC, BAP Holdings, LLC, Pikes Peak Direct Marketing, Inc., Barmensen Inc., Country Home Products, Inc. and Violight, Inc. He received a B.S. from the University of Oregon and also completed the Stanford Executive Management Program.

Lea Anne S. Ottinger has served as a member of our board of directors since June 2004. Ms. Ottinger has served as a strategic business consultant, with a focus on mergers and acquisitions, since 1998. Ms. Ottinger owned and operated several of The Body Shop cosmetic stores between 1990 and 1998. Ms. Ottinger also served on The Body Shop’s franchisee board from 1995 to 1998. Ms. Ottinger was a Vice President of Berkshire Partners LLC from 1985 to 1989. Prior to that, Ms. Ottinger worked at Thomas H. Lee Company from 1982 to 1985. Ms. Ottinger currently serves on the board of directors of Savers, Inc., a private company. Ms. Ottinger received a B.A. from Stanford University.

Term Expiring at the
2009 Annual Meeting of Stockholders

Name	Age	Present Position with the Company
Leslie A. Blodgett	44	Director and Chief Executive Officer
John C. Hansen	47	Director
Karen M. Rose	58	Director

Leslie A. Blodgett has served as Chief Executive Officer and a member of our board of directors and that of our predecessor since 1995. From 1995 until May 2006, Ms. Blodgett also served as our President and that of our predecessor. Prior to joining Bare Escentuals, Ms. Blodgett held various positions at Neutrogena, a dermatology division of Johnson & Johnson, a manufacturer of health care products, Procter & Gamble, Inc., a manufacturer and distributor of household products, and Max Factor, a cosmetics division of Procter & Gamble. Ms. Blodgett completed the Cosmetic Marketing Program at the Fashion Institute of Technology in New York, New York.

John C. Hansen has served as a member of our board of directors since June 2004 and the boards of each of our predecessor companies, Bare Escentuals and MD Formulations, since 1990 and 1994, respectively. Since March 1998, Mr. Hansen has served as President of JH Partners, LLC, a private equity firm. Mr. Hansen is currently a member of the boards of directors of Design Within Reach, Inc., a public company, and the private companies GoSmile, Inc., Coraline S.p.A., the owner of the Frette brand luxury linens businesses, NapaStyle, Inc., Lussori, Inc. and Jurlique International Pty Ltd. Mr. Hansen has previously served on the boards of directors of the following private companies, Walter Drake, Inc., The Record Bar, Inc., Performance Bicycle Shop, Inc., Bell Sports, Inc., Wellpet and the public company Thermolase Corporation, Inc. Mr. Hansen received an A.B. from Harvard College, an M.B.A. from Harvard Business School and a J.D. from University of California, Berkeley.

Karen M. Rose has served as a member of our board of directors since May 2006. Ms. Rose has been a business consultant since October 2003. Ms. Rose was Group Vice President and Chief Financial Officer of The Clorox Company from December 1997 until her retirement in October 2003. Prior to that, Ms. Rose held various management positions including Director of Finance, Household Products Company and Vice President and Treasurer since joining Clorox in 1978. Ms. Rose currently serves on the board of directors of Maidenform, Inc., a public company. Ms. Rose received a B.A. from the University of Wisconsin and an M.B.A. from The Wharton School at the University of Pennsylvania.

Board Meetings

Our board of directors held four regularly scheduled meetings and one special telephonic meeting during 2006 and acted by unanimous written consent once. The audit committee held four regularly scheduled meetings and one special telephonic meeting during 2006. The compensation committee held four regularly scheduled meetings and acted by unanimous written consent twice during 2006. The nominating/corporate governance committee held four regularly scheduled meetings during 2006. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of committees of our board of directors on which he or she served.

Board Committees

Our board of directors has established three standing committees: the audit committee, the compensation committee and the nominating/corporate governance committee.

Audit Committee.   Our audit committee currently consists of Michael J. John, Lea Anne S. Ottinger and Karen M. Rose, each of whom is a non-management member of our board of directors. Our board of directors has determined that Ms. Ottinger and Ms. Rose satisfy the independence requirements of the Nasdaq Stock Market and the SEC. Ms. Rose serves as the chairman of this committee, and our board of directors has determined that Ms. Rose qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The audit committee is governed by a written charter approved by our board of directors. The functions of this committee include:

•       meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•       meeting with our independent auditors, with internal financial personnel and with Grant Thornton LLP, which has been engaged to provide Sarbanes-Oxley-related consulting services, regarding these matters;

•       appointing, compensating, retaining and overseeing the work of our independent auditors and recommending to our board of directors the engagement of our independent auditors;

•       pre-approving audit and non-audit services of our independent auditors;

•       reviewing our audited annual financial statements, our unaudited interim financial statements, and our periodic reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•       reviewing the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing us audit services; and

•       reviewing all related-party transactions for approval.

Both our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee.

Compensation Committee.   Our compensation committee currently consists of Bradley M. Bloom, Ross M. Jones and Glen T. Senk, each of whom is a non-management member of our board of directors. Mr. Jones serves as the chairperson of this committee, and our board of directors has determined that Messrs. Bloom, Jones and Senk satisfy the independence requirements of the Nasdaq Stock Market. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. Mr. Jones serves as the chairman of this committee. The functions of this committee include:

•       reviewing and, as it deems appropriate, recommending to our board of directors, policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•       exercising authority under our equity incentive plans; and

•       assisting the Board in developing and evaluating candidates for key executive positions and ensuring a succession plan is in place for the chief executive officers and other executive officers.

Nominating/Corporate Governance Committee.   Our nominating/corporate governance committee currently consists of John C. Hansen, Ross M. Jones and Glen T. Senk, each of whom is a non-management member of our board of directors. Our board of directors has determined that Messrs. Jones and Senk satisfy the independence requirements of the Nasdaq Stock Market. Mr. Jones serves as the chairman of this committee. The functions of this committee include:

•       reviewing and recommending nominees for election as directors;

•       assessing the performance of the board of directors;

•       developing guidelines for board composition;

•       recommending processes for annual evaluations of the performance of the board of directors, the chairman of the board of directors and the chief executive officer; and

•       reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance.

Compensation Committee Interlocks and Insider Participation

Mr. Hansen (who no longer serves on our compensation committee), and Messrs. Bloom, Jones and Senk served as members of our compensation committee during the last fiscal year. None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. Our full board of directors made all compensation decisions prior to the creation of our compensation committee in 2005. Certain transactions between us and affiliates of Mr. Hansen are described under “Certain Relationships and Related Party Transactions—Transactions with Affiliates of John C. Hansen.”

Director Nomination Process

Director Qualifications

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the nominating and corporate governance committee also considers candidates with appropriate non-business backgrounds.

In evaluating director nominees, the nominating and corporate governance committee considers, among others, the following factors:

•       the appropriate size of our board of directors;

•       personal and professional integrity, ethics and values;

•       experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•       experience in our industry;

•       experience as a board member of another publicly held company; and

•       other relevant experience.

Further, the nominating and corporate governance committee believes it appropriate for at least one member of our board of directors to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of our board of directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards. The nominating and corporate governance committee also believes it is appropriate for certain key members of our management to participate as members of our board of directors.

Other than the foregoing, there are no stated minimum general criteria for director nominees, although the nominating and corporate governance committee may also consider such other facts as it may deem are in the best interests of our company and our stockholders.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective. The nominating and corporate governance committee welcomes turnover in the board of directors as it contributes to diversity on the board of directors, brings new viewpoints, approaches and ideas and discourages entrenchment of the board of directors or management. If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify board of directors candidates, but the nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by our independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. Pursuant to our bylaws, stockholders wishing to suggest a candidate for director should write to our company’s corporate secretary. In order to be considered, the recommendation for a candidate must include the following written information: (i) the stockholders’ name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating and corporate governance committee; (iii) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate’s business and educational experience; (v) information regarding each of the factors listed above, other than that regarding board of directors size and composition, sufficient to enable the nominating and corporate governance committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to our board of directors; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of our company; (viii) detailed information about any relationship or understanding between the proposing stockholder and candidate; and (ix) a list of three character references, including complete contact information for such references. In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our corporate secretary at our principal executive offices pursuant to the procedures set forth under “Stockholder Proposals.”

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o Corporate Secretary at Bare Escentuals, Inc., 71 Stevenson Street, 22nd Floor, San Francisco, California 94105. Our corporate secretary will review all correspondence addressed to our board of directors, or any individual director, for any inappropriate correspondence and correspondence more suitably directed to management. Our corporate secretary will forward appropriate stockholder communications to our board of directors prior to the next regularly scheduled meeting of our board of directors following the receipt of the communication. Our corporate secretary will summarize all correspondence not forwarded to our board of directors and make the correspondence available to our board of directors for its review at our board of director’s request.

Code of Ethics

Our company has established a Code of Ethics that applies to our officers, directors and employees. The Code of Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

Our company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Ethics, are available, free of charge, on our website at www.bareescentuals.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Corporate Secretary, Bare Escentuals, Inc., 71 Stevenson Street, 22nd Floor, San Francisco, California 94105.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of these audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with Ernst & Young LLP their independence from management and our company, has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee discussed with Ernst & Young LLP the overall scope of their audit. The audit committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examination, their evaluation of our internal controls solely as it pertained to their financial statement audit, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The audit committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2007.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Karen M. Rose, Chairman
Michael J. John
Lea Anne S. Ottinger

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting, we encourage all of our directors to attend. In 2006, our stockholders passed certain resolutions by written consent, in lieu of an annual meeting.

Our board of directors unanimously recommends a vote “FOR” each nominee listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information relating to the beneficial ownership of our common stock as of April 23, 2007, by:

•       each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•       each of our directors;

•       each of the named executive officers; and

•       all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder and each stockholder’s percentage ownership in the following table is based on 89,962,750 shares of common stock outstanding as of April 23, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power and shares of which a person has the right to acquire ownership within 60 days after April 23, 2007, if any. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each officer, director and 5% or greater stockholder listed below is c/o Bare Escentuals, Inc., 71 Stevenson Street, 22nd Floor, San Francisco, California 94105.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders
Funds affiliated with Berkshire Partners LLC(1)	26,896,342	29.9%
Berkshire Fund V, Limited Partnership	12,154,346	13.5
Berkshire Fund VI, Limited Partnership	13,227,486	14.7
Berkshire Investors LLC	1,357,756	1.5
Berkshire Partners LLC	156,754	*
JH MDB Investors, L.P. and its affiliates(2)	12,557,289	14.0
JH MDB Investors, L.P.	12,350,076	13.7
JH Partners, LLC.	126,941	*
JH Capital Partners IV, LP.	80,272	*
Siberia Investment Company, LLC(3)	5,712,194	6.3
Directors and Executive Officers
Shares beneficially owned by Leslie A. Blodgett(4)	5,245,734	5.8
Keith M. Blodgett and Leslie A. Blodgett, trustees of the Blodgett Family Trust dated June 7, 2004	5,196,793	5.8
Diane M. Miles(5)	122,300	*
Myles B. McCormick(6)	285,047	*
Ross M. Jones(7)	—	—
Bradley M. Bloom(7)	—	—
John C. Hansen(8)	18,189,211	20.2
Michael J. John(9)	12,477,017	13.9
Lea Anne S. Ottinger(10)	171,608	*
Karen Rose(11)	43,101	*
Glen T. Senk(12)	162,819	*
All directors and executive officers as a group (10 persons)	24,219,820	26.8

                 * Indicates beneficial ownership of less than 1% of the total outstanding common stock.

       (1) (i) 156,754 of these shares are held by Berkshire Partners LLC, (ii) 13,227,486 of these shares are held by Berkshire Fund VI, Limited Partnership, (iii) 12,154,346 of these shares are held by Berkshire Fund V, Limited Partnership and (iv) 1,357,756 of these shares are held by Berkshire Investors LLC. The business address for these stockholders is c/o Berkshire Partners LLC, One Boston Place, Suite 3300, Boston, Massachusetts 02108. Fifth Berkshire Associates LLC (“Fifth Berkshire”) is the general partner of Berkshire Fund V, Limited Partnership (“Berkshire Fund V”) and has voting and investment power for Berkshire Fund V. Sixth Berkshire Associates LLC (“Sixth Berkshire”) is the general partner of Berkshire Fund VI, Limited Partnership (“Berkshire Fund VI”) and has voting and investment power for Berkshire Fund VI. The managing members of Fifth Berkshire include one of our directors, Bradley M. Bloom, J. Christopher Clifford, Kevin T. Callaghan, Richard K. Lubin, Carl Ferenbach, Jane Brock-Wilson, David R. Peeler, Robert J. Small, and our chairman of the board of directors, Ross M. Jones (the “Fifth Berkshire Principals” and together with Michael C. Ascione, Christopher J. Hadley and Lawrence S. Hamelsky, the “Berkshire Principals”). The Berkshire Principals are the managing members of Sixth Berkshire, Berkshire Investors LLC and Berkshire Partners LLC and, as such, may be deemed to possess indirect beneficial ownership of the shares of common stock beneficially owned by Berkshire Fund V, Berkshire Fund VI, Berkshire Investors LLC and Berkshire Partners LLC. However none of the Berkshire Principals, acting alone, has voting or investment power with respect to shares beneficially owned by Berkshire Fund V, Berkshire Fund VI, Berkshire Investors LLC or Berkshire Partners LLC, and as a result, each Berkshire Principal disclaims beneficial ownership of shares of our common stock.

       (2) Includes (i) 12,350,076 shares held by JH MDB Investors, L.P., (ii) 126,941 shares held by JH Partners, LLC and (iii) 80,272 shares held by JH Capital Partners IV, LP. The general partner of JH MDB Investors, L.P. is JHMD Beauty GP, LLC. Our director John C. Hansen is the Manager of JHMD Beauty GP, LLC, and Mr. Hansen and our director Michael J. John hold voting membership interests in JHMD Beauty GP, LLC. Mr. Hansen is the President of JH Partners, LLC, and Mr. Hansen and Mr. John hold voting membership interests in JH Partners, LLC. The general partner of JH Capital Partners IV, LP is Williamson GP, Inc. James Williamson is the President and sole director of Williamson GP, Inc. The address for JH MDB Investors, L.P., JH Partners, LLC and JH Capital Partners IV, LP is 451 Jackson Street, San Francisco, CA 94111-1615. Mr. Hansen and Mr. John disclaim beneficial ownership of the shares held by JH Partners, LLC, JH MDB Investors, L.P. and JH Capital Partners IV, LP except to the extent of their respective pecuniary interests therein.

       (3) The Manager of Siberia Investment Company, LLC is Robert Underwood. The address of Siberia Investment Company, LLC is c/o Underwood & Roberts, PLLC, 3110 Edwards Mill Road, Ste. 100, Raleigh, NC 27612.

       (4) Includes options to purchase 48,641 shares exercisable within 60 days of April 23, 2007. Also includes 5,196,793 shares held of record by trusts for which Ms. Blodgett and her husband have shared voting and investment power. Also includes 300 shares held by Ms. Blodgett’s husband as UTMA custodian for Ms. Blodgett’s son for which Ms. Blodgett’s husband has sole voting and investment power; Ms. Blodgett disclaims beneficial ownership of these shares.

       (5) Includes options to purchase 120,000 shares exercisable within 60 days as of April 23, 2007.

       (6) Includes options to purchase 145,822 shares exercisable within 60 days as of April 23, 2007 and 25 shares held by Mr. McCormick’s wife.

       (7) Messrs. Bloom and Jones are Managing Directors of Berkshire Partners LLC. By virtue of their positions as managing members of each of Berkshire Partners LLC, Berkshire Investors LLC, Fifth Berkshire, the general partner of Berkshire Fund V, and Sixth Berkshire, the general partner of Berkshire Fund VI, Messrs. Bloom and Jones may be deemed to possess beneficial ownership of

26,896,342 shares of common stock beneficially owned by these entities, which represents 29.9% of our outstanding common stock. However, neither Mr. Bloom nor Mr. Jones, acting alone, has voting or investment power with respect to the shares beneficially owned by these entities and, as a result, each of Messrs. Bloom and Jones disclaims beneficial ownership of such shares of our common stock.

       (8) Includes (i) 12,350,076 shares held by JH MDB Investors, L.P., (ii) 126,941 shares held by JH Partners, LLC and (iii) 5,712,194 shares held by Siberia Investment Company, LLC. Mr. Hansen disclaims beneficial ownership of the shares held by JH Partners, LLC and JH MDB Investors, L.P. except to the extent of his pecuniary interest therein.

       (9) Includes (i) 12,350,076 shares held by JH MDB Investors, L.P. and (ii) 126,941 shares held by JH Partners, LLC. Mr. John disclaims beneficial ownership of the shares held by JH Partners, LLC and JH MDB Investors, L.P. except to the extent of his pecuniary interest therein.

(10) Includes options to purchase 8,045 shares exercisable within 60 days of April 23, 2007 and 11,500 shares held by each of the Lauren Elizabeth Ottinger 1993 Trust dated 9/28/93, Michael Walter Ottinger 1993 Trust dated 9/28/93 and Ryan Richard Ottinger 1996 Trust dated 11/22/96.

(11) Includes options to purchase 7,500 shares exercisable within 60 days of April 23, 2007.

(12) Includes options to purchase 8,045 shares exercisable within 60 days of April 23, 2007.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth information regarding our executive officers as of December 31, 2006:

Name	Age	Position
Leslie A. Blodgett	44	Chief Executive Officer and Director
Diane M. Miles	52	President
Myles B. McCormick	35	Senior Vice President, Chief Financial Officer, Chief Operations Officer and Secretary

Executive Officers

For information on Ms. Blodgett see “Proposal 1—Election of Directors.”

Diane M. Miles has served as our President since May 2006. Prior to joining us, Ms. Miles served in a variety of positions at LVMH Moët Hennessy Louis Vuitton, a manufacturer of luxury goods, from October 1990 until May 2006, most recently as the Chief Executive Officer of Benefit Cosmetics, a cosmetics division of LVMH, from October 2003 to May 2006. Under LVMH’s Christian Dior apparel brand, she served as Senior Vice President of Marketing from 2000 to 2003 and Marketing Director from 1990 to 2000. Before LVMH, Ms. Miles started her beauty career with L’Oréal, and held several management positions for Lancôme, Biotherm and Vichy, cosmetics/dermatology divisions of L’Oréal. Ms. Miles received an M.P.S. from the University of London.

Myles B. McCormick has served as our Chief Financial Officer since December 2004 and our Chief Operations Officer since March 2006. Prior to joining us, Mr. McCormick was Chief Financial Officer for The Gymboree Corporation, an apparel retailer, from February 2002 to December 2004, and Vice President of Finance from May 2001. Prior to that, he held several management positions at Electronic Arts, a developer and marketer of interactive software games, bebe stores, Inc., an apparel retailer, and Espirit Holdings Limited, an apparel retailer. Mr. McCormick holds an M.B.A. from Notre Dame de Namur at Belmont, California and a B.S. from California Polytechnic State University at San Luis Obispo.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of our board of directors, comprised entirely of independent directors, administers the Company’s executive compensation program. The role of the compensation committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans and review and approve annually all compensation decisions relating to all executive officers.

The compensation programs are intended to provide a link between the creation of stockholder value and the compensation earned by our executive officers and has been designed to:

•       Attract, motivate and retain superior talent,

•       Encourage high performance and promote accountability,

•       Ensure that compensation is commensurate with our performance and stockholder returns,

•       Provide performance awards for the achievement of financial and operational targets and strategic objectives that are critical to our long-term growth, and

•       Ensure that the executive officers have financial incentives to achieve substantial growth in stockholder value.

To achieve these objectives, the compensation committee has implemented and intends to maintain compensation plans that tie a substantial portion of the executives’ overall compensation to key financial and operational goals. During fiscal year 2006, we used Adjusted EBITDA as the primary measure of company performance. Beginning in fiscal year 2007, we will use earnings per share as the primary measure of company performance. The compensation committee establishes individual executive compensation at levels the committee believes are comparable with executives in other companies of similar size and stages of development that operate in consumer products, cosmetics and other retail industries, taking into account our relative performance and our own strategic goals. In order to ensure that we continue to remunerate our executives appropriately, we have retained Hay Group, a leading human resource and compensation consulting firm, as our compensation consultant to review our policies and procedures with respect to executive compensation.

The compensation of our executive officers is composed of base salaries, an annual corporate bonus plan and long-term equity incentives in the form of stock options. In determining specific components of compensation, the compensation committee considers individual performance, level of responsibility, skills and experience, and other compensation awards or arrangements. The compensation committee reviews and approves all elements of compensation for all of our executive officers taking into consideration recommendations from our human resources department as well as information regarding compensation levels at competitors in our industry.

Our compensation committee performs annually a review of our compensation policies, including policies and strategy relating to executive compensation, including the appropriate mix of base salary, bonuses and long-term incentive compensation. The compensation committee also reviews and approves all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including our 401(k), long-term incentive plan and management incentive plan).

Our chief executive officer, president, chief financial officer and chief operations officer, and vice president of human resources set salaries and bonus opportunities for employees below the level of vice president and make recommendations with respect to option awards to people at these levels. They also make recommendations with respect to salary, bonus eligibility and option awards for our vice presidents and executive officers. Our chief executive officer, president, chief financial officer and chief operations officer, and vice president of human resources also gather information and provide compensation recommendations in responses to requests from the compensation committee. Notwithstanding this input and these recommendations, the compensation committee determines the compensation of our executive officers in executive session.

In its role as our compensation consultant, Hay Group has provided:

•       a general review of competitiveness of compensation for corporate positions at the manager level and above, focusing on market pay by level;

•       an analysis of pay mix (salary, short-term and long-term incentives) by level;

•       a review of and recommendations on our bonus plan design and award size for corporate employees; and

•       recommendations on long-term incentive vehicles, eligibility and award size.

In connection with its compensation analysis, Hay Group provided data at the 25th, 50th and 75th percentiles using Hay Group’s 2006 Retail Compensation Survey. With respect to short-term and long-term incentive programs, Hay Group reviewed our current bonus and long-term incentive programs and identified opportunities for enhancing the design. They have also provided information on market practices for both short-term and long-term incentive plans, as well as designed alternatives for us to consider. Hay Group has been working with our human resources department in conducting this project, and reported directly to the compensation committee with respect to its findings and recommendations.

Management and the compensation committee historically have used market surveys and competitive data gathered internally and by consultants in making decisions affecting compensation. Management and the compensation committee have reviewed data focused on consumer products companies, cosmetics companies, retail companies and companies located in the San Francisco Bay Area. Among other things, the compensation committee has reviewed the following market surveys: ICR Apparel Industry Compensation Survey, ICR Specialty Retail Compensation Survey and Mercer Multifunctional Compensation Report. We have not identified a set of peer companies against which we benchmark compensation.

Except as described below, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award to attract and retain that executive.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary.   Base salaries for our executives are generally established based on the scope of their responsibilities, level of experience and individual performance, taking into account both external competitiveness and internal equity considerations. The goal for the base salary component is to compensate employees at a level that approximates the median salaries of individuals in comparable positions and markets. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. This review occurs in the first quarter of each year. Our employment agreement with Ms. Blodgett provides that we may increase, but not decrease, her salary upon such annual reviews.

Corporate Bonus Plan.   Each year we establish a corporate bonus plan to promote the achievement of company financial performance objectives targets and to incentivize achievement of individual and business unit performance objectives. During fiscal year 2006, we used Adjusted EBITDA to measure company performance. We used Adjusted EBITDA to measure our performance when determining management bonuses because Adjusted EBITDA facilitates performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), the book amortization of intangibles (affecting relative amortization expense) and the age and book value of facilities and equipment (affecting relative depreciation expense). In March 2007, our compensation committee determined to change the primary measure of company performance from Adjusted EBITDA to earnings per share. The committee determined that management’s incentives would be best aligned with those of our stockholders if our bonus plan used earnings per share as our primary performance measure because we believe it is the measure most analysts, and investors, use to gauge our performance. Target bonus opportunities are established as a percentage of base salary, using survey data for individuals in comparable positions and markets as well as internal comparisons. Bonus amounts are intended to provide total cash compensation at the market median for individuals in comparable positions and markets when target performance is achieved and above the market median when outstanding financial and operational results are achieved.

Bonus targets are set based on a percentage of base salary. Ms. Blodgett’s target bonus for the fiscal year ended December 31, 2006 was 100% of her salary and target bonuses for Ms. Miles and Mr. McCormick were set at 70% of base salary. For fiscal year 2007, Ms. Blodgett’s target bonus is 100%

of her salary and target bonuses for Ms. Miles and Mr. McCormick are set at 75% of base salary. In Ms. Miles’ offer letter, we guaranteed she would receive a minimum bonus for fiscal year ending December 31, 2006 equal to 70% of her base compensation (less the customary taxes) earned in fiscal year 2006. At the beginning of each year, the compensation committee establishes target performance levels for the company. Bonus amounts for Ms. Blodgett, Ms. Miles and Mr. McCormick are set solely based on company performance. For all other employees, bonus amounts depend on our year-end financial results and the individual’s performance against predetermined goals. Under the 2006 corporate bonus plan, if we did not achieve 100% of the Adjusted EBITDA target established at the beginning of the year, no bonuses would be paid under the plan. The Adjusted EBITDA targets were set at levels in line with our internal budget and required growth well in excess of average growth in the cosmetics industry. Under the plan, if our Adjusted EBITDA target were achieved, the plan would pay out at the bonus target amount. If the company performance exceeded the Adjusted EBITDA target, participants in the plan would receive amounts greater than their target bonuses. The bonuses were “geared” such that as actual Adjusted EBITDA increased as a percentage of target Adjusted EBITDA, actual bonuses as a percentage of target bonus amounts increased by a greater percentage. For example, if actual Adjusted EBITDA was 110% of target Adjusted EBITDA, participants would be eligible to receive actual bonuses up to 120% of their target bonuses. The bonus opportunity was uncapped.

Long-Term Incentive Compensation.   We believe that long-term incentives are an integral part of the overall executive compensation program and that our long-term performance will be enhanced through the use of equity awards that reward our executives for maximizing stockholder value over time. We have designed our long-term incentive compensation to provide opportunities for executives and employees to achieve total compensation levels in the top quartile of the market for outstanding performance. We have historically elected to use stock options as the primary long-term equity incentive vehicle, but we have not adopted stock ownership guidelines.

Stock Options.   Our 2006 Equity Incentive Award Plan, or the 2006 plan, authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. We also have options outstanding under our 2004 Equity Incentive Plan, or the 2004 plan, but we will not be granting additional options or making any other equity awards under the 2004 plan. Our compensation committee oversees the administration of our equity incentive plans. Historically, our board and compensation committee have made stock option grants at an employee’s commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. The compensation committee also granted “make whole” options in connection with our recapitalizations to address in part the impact of the extraordinary dividends on the value of outstanding options. In making such awards, the compensation committee has considered the recommendations of members of management. Going forward, the compensation committee plans to consider making periodic grants to employees.

In 2006, the named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan-Based Awards.” All stock options granted by us prior to our initial public offering on September 29, 2006 were made at what our board of directors determined to be the fair market value of our common stock on the respective grant dates. Since our initial public offering on September 29, 2006, we have made option grants based on the closing market value of our stock as reported on the Nasdaq Global Select Market on the date of grant. Our stock options are non-qualified stock options and typically vest 20% per year based upon continued employment over a five-year period, and generally expire ten years after the date of grant.

We expect to continue to use stock options as our primary long-term incentive vehicle because:

•       stock options and the related vesting period help attract and retain executives;

•       the value received by the recipient of a stock option is based on the growth of the stock price; therefore, stock options enhance the executives’ incentive to increase our stock price and maximize stockholder value; and

•       stock options help to provide a balance to the overall executive compensation program as base salary and our annual bonus plan focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

In determining the number of stock options to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the value of stock options in relation to other elements of the individual executive’s total compensation. In December 2006, we adopted a policy regarding equity awards. Under this policy, all stock options and other equity awards will be made by the compensation committee, except that our full board of directors will take action with respect to any equity awards made to our non-employee directors. Both this policy and our compensation committee charter prohibit the compensation committee from delegating its authority to make grants. The policy further provides that, subject to limited exceptions, grants of equity awards made to newly hired or promoted employees will be made at quarterly meetings of the compensation committee and routine, annual grants will be made during the first ten days of the first open trading window under our insider trading plan following annual performance reviews of our employees and executives.

Executive officers recognize taxable income from stock option awards when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer’s wages, and the amount we may deduct is equal to the common stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. We do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

Stock Appreciation Rights.   The 2006 plan authorizes us to grant stock appreciation rights, or SARs. An SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. To date, we have not granted any SAR under the 2006 plan.

Restricted Stock and Restricted Stock Units.   Our 2006 plan authorizes us to grant restricted stock and restricted stock units. To date, we have not granted any restricted stock or restricted stock units. While the compensation committee currently does not plan to grant restricted stock and/or restricted stock units under our 2006 plan, it may choose to do so in the future as part of a review of the executive compensation strategy.

401(k) Defined Contribution Plan.   All employees may participate in our 401(k) Retirement Savings Plan, or 401(k) Plan. All eligible full-time and part-time employees who meet certain age and service requirements may participate. We make matching contributions to the 401(k) Plan equal to 50% of each participating employee’s contribution, up to 6% of the employee’s salary. In 2006, none of our named executive officers participated in this plan.

Non-Qualified Deferred Compensation Plan.   We offer a non-qualified deferred compensation plan available to certain executives. Participants in the deferred compensation plan may elect to defer up to 50% of their base salaries and up to 100% of their bonuses, and we are permitted to make discretionary contributions to the deferred compensation plan. During fiscal year ending December 31, 2006, we made discretionary matching contributions equal to 20% of each participant’s contributions. Any participant contributions deferred under the deferred compensation plan are fully vested at all times and any of our contributions generally vest based on the number of years the participant has participated in the deferred compensation plan. A participant will be 25% vested in our contributions (and any hypothetical or deemed investment earnings or losses attributable to such contributions) after he or she is credited with two years of service with us, 50% vested after three years, 75% vested after four years and 100% vested after five years. Contributions to the deferred compensation plan and earnings on such amounts are held in a grantor trust for the benefit of the participants. In 2006, Ms. Miles was the only one of our named executive officers who participated in this plan. We made a discretionary contribution in the amount of $7,500 for the benefit of Ms. Miles in connection with her contributions to the plan during 2006.

Other Benefits.   Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, long and short-term disability and life insurance, in each case on the same basis as our other employees. We also offer to senior management, including our named executive offers, additional benefits, such as paid transportation and parking costs. The compensation committee believes that these perquisites are less generous than our competitors’ practices and are consistently administered by level.

Summary of Compensation

The following table shows information regarding the compensation earned by our Chief Executive Officer, Chief Financial Officer, and our only other executive officer who was serving as an executive officer at December 31, 2006. No other individuals served as executive officers during the fiscal year ended December 31, 2006. We refer to these persons as our “named executive officers” elsewhere in this prospectus. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Leslie A. Blodgett Chief Executive Officer	2006	$ 600,000	$ —		$ —	$ 1,750,682	$ 1,054,800	$ —		$ 30,873,465	(5)	$ 34,278,947
Diane M. Miles(1) President	2006	326,923	100,000	(2)	—	766,727	401,209	7,500	(4)	—		1,602,359
Myles B. McCormick Senior Vice President, Chief Financial Officer, Chief Operations Officer and Secretary	2006	350,000	—		—	374,778	430,710	—		681,848	(6)	1,837,336

(1)                Ms. Miles commenced employment in May 2006 at an annual salary of $500,000 per year.

(2)                Represents a one-time signing bonus paid upon commencement of employment for Ms. Miles.

(3)                Amount reflects the compensation cost for the year ended December 31, 2006 of the named executive officer’s options, calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model. See Note 2 of Notes to Consolidated Financial Statements for a discussion of the assumptions made in determining grant date fair value and compensation costs of equity awards.

(4)                Represents a discretionary matching contribution made by us to Ms. Miles’ account under the deferred compensation plan in connection with her contributions to the plan during 2006. Any participant contributions deferred under the deferred compensation plan are fully vested at all times and any contributions made by us generally vest based on the number of years the participant has participated in the deferred compensation plan. A participant will be 25% vested in our contributions (and any hypothetical or deemed investment earnings or losses attributable to such contributions) after he or she is credited with two years of service with us, 50% vested after three years, 75% vested after four years and 100% vested after five years.

(5)                Includes $30,844,200 related to dividends received by Ms. Blodgett in connection with the 2006 Recapitalization on shares she previously received upon exercise of stock options, $14,640 for car allowance and parking, and $14,625 in employer contributions for medical, dental, life insurance, disability and other benefits.

(6)                Includes $669,088 related to dividends received by Mr. McCormick in connection with the 2006 Recapitalization on shares he previously received upon exercise of stock options, $8,920 in employer contributions for medical, dental, life insurance, disability and other benefits, and $3,840 for parking.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2006 to the named executive officers.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)		Target ($)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)
Leslie A. Blodgett		$ —		$ 600,000	$ —
	6/30/06					$ —	$ —	$ —	—	350,524	$ 8.87
Diane M. Miles		228,846	(1)	228,846	—
	5/31/06					—	—	—	—	600,000	5.56 (3)
	6/30/06					—	—	—	—	35,719	8.87
Myles B. McCormick		—		245,000	—
	6/30/06					—	—	—	—	81,373	8.87

(1)     In Ms. Miles’ offer letter, we guaranteed she would receive a minimum bonus for fiscal year ending December 31, 2006 equal to 70% of her base compensation earned in fiscal year 2006.

(2)     The named executive officers’ bonus opportunities under the 2006 corporate bonus plan were uncapped. For information about the amounts actually paid to our named executive officers under the 2006 corporate bonus plan, see the column “Non-Equity Incentive Plan Compensation” in the previous table titled “Summary Compensation Table.”

(3)     In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price of these options from $8.43 to $5.56 to address in part the impact of the extraordinary dividend on the value of the options.

(4)     Represents original grant date fair value of the award granted to Ms. Miles on May 31, 2006 and the incremental fair value resulting from the exercise price adjustments effected on June 30, 2006 in connection with the June 2006 recapitalization, in each case calculated in accordance with SFAS 123(R).

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements and Arrangements

Employment Agreement.   We entered into an employment agreement with Leslie A. Blodgett, our Chief Executive Officer on May 3, 2004. This agreement was amended on August 2, 2005 and on May 31, 2006. Pursuant to her employment agreement, Ms. Blodgett is required to devote her full business time and her best efforts, business judgment, skill and knowledge exclusively to our business and affairs. However, she is permitted to continue her membership in the Young Presidents Organization, join two additional corporate boards of entities that are not our competitors and continue her membership and involvement in an advisory capacity with JH Partners, LLC. Her initial base salary was set forth in her employment agreement and was increased to $600,000 in the second amendment, and provides for cost of living increases as determined by the Board, in its sole discretion. She is also eligible for an annual bonus at the 100% target level under our annual bonus plan. The employment agreement’s initial term ended on December 31, 2006, but it was automatically extended one year pursuant to a provision in the agreement calling for automatic one-year extensions unless either party provides the other with written notice sixty days prior to the end of the term. In March 2007, the compensation committee approved an increase in Ms. Blodgett’s base salary to $650,000 per year, retroactive to January 1, 2007.

Name and Likeness License.   We have entered into a Name and Likeness License Agreement with Ms. Blodgett pursuant to which she will grant us an exclusive, worldwide license to use her name, likeness, image, voice, signature, photograph and other elements or attributes of her persona, identity or personality for our products and services. The license is royalty-free and perpetual, except as described below. We are currently the owner of the primary trademarks employed in our business and, under the license agreement, we will generally have the right to develop and register in our name trademarks that incorporate Ms. Blodgett’s name and likeness and to use exclusively these marks in our business. If Ms. Blodgett ceases to serve as an officer of our company in a general management role, we will continue to have the license rights contemplated by the license agreement, including the right to use those marks for any new business, as long as such new business is substantially consistent with the image, look and goodwill of the licensed marks at the time that Ms. Blodgett ceased to serve as an officer.

In the event that we terminate Ms. Blodgett’s employment without “cause” or she terminates her employment for “good reason,” each as defined in her employment agreement, the license will cease to be exclusive, and we will be limited in our ability to create new marks incorporating her name, likeness, image, voice, signature, photograph and other elements or attributes of her persona, identity or personality for our products and services. In these circumstances, Ms. Blodgett would receive the right to use her name in other businesses that could directly compete with us. If Ms. Blodgett’s employment terminates under these circumstances, Ms. Blodgett would receive a 1% royalty on net revenues we derive from any of our products or services bearing any of the licensed marks. Ms. Blodgett will have the right to terminate the license agreement on 180 days’ notice beginning three years after the later of her ceasing to be an officer of our company in a general management role; provided that we will retain a perpetual, non-exclusive license to use the intellectual property covered by the license agreement in products or services we sold or provided prior to her ceasing to be an officer, including following a termination of the license agreement. Either party may terminate the license agreement upon a material breach by the other party following notice and an opportunity to cure. The license agreement contains various customary provisions regarding our obligations to preserve the quality of the licensed marks and to protect these marks from infringement by third parties.

Offer Letters.   We have made offers of employment to our President Diane Miles and our Chief Financial Officer and Chief Operations Officer Myles McCormick through offer letters. The terms of our offer letter with Ms. Miles provide for an annual base salary of $500,000, with a one time sign-on bonus of $100,000 paid on the commencement of her employment. She is also eligible for an annual bonus at the 70% target level under our annual bonus plan. Ms. Miles received options to purchase 600,000 shares of our common stock, which options will vest in equal annual installments over five years. In March 2007, the compensation committee approved an increase in Ms. Miles’ base salary to $525,000 per year, retroactive to January 1, 2007.

The terms of our offer letter with Mr. McCormick provide for an annual base salary of $250,000. Mr. McCormick is also eligible for an annual bonus at the 70% target level under our annual bonus plan. Mr. McCormick received options to purchase 600,000 shares of our common stock, which options will vest in equal annual installments over five years. In March 2007, the compensation committee approved an increase in Mr. McCormick’s base salary to $400,000 per year, retroactive to January 1, 2007.

Employee Benefit Plans

2006 Equity Incentive Award Plan

We have adopted a 2006 Equity Incentive Award Plan, or the 2006 plan. The principal purpose of the 2006 plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The 2006 plan is also designed to permit us to make cash-based awards and equity-based awards intended to qualify as

“performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The principal features of the 2006 plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2006 plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Share Reserve.   Under the 2006 plan, a total of 4,500,000 shares of our common stock (or the equivalent in other equity securities) have been initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, performance share awards, performance stock unit awards, stock payment awards, performance-based awards and other stock-based awards, including the number of shares remaining available for future awards under our 2004 Equity Incentive Plan as of September 28, 2006, the effective date of the 2006 plan. The number of shares initially reserved for issuance or transfer pursuant to awards under the 2006 plan will be increased by the number of shares represented by awards outstanding under our 2004 Equity Incentive Plan that are forfeited or cancelled, or that expire or terminate, on or after September 28, 2006, including any shares that are forfeited by the holder or repurchased by the company pursuant to the terms of the relevant award agreement at a price not greater than the original purchase price paid.

The following counting provisions will be in effect for the share reserve under the 2006 plan:

•       to the extent that an award terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the 2006 plan;

•       to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2006 plan, such tendered or withheld shares will be available for future grants under the 2006 plan;

•       the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2006 plan; and

•       to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2006 plan.

Initially, there will be no limit on the number of shares that may be covered by stock-based awards or the maximum aggregate dollar amount subject to cash-based performance awards granted to any individual during any calendar year. However, after a limited transition period, no individual may be granted stock-based awards under the 2006 plan covering more than 1,000,000 shares in any calendar year. The limited transition period will expire on the earliest of:

•       the first material modification of the 2006 plan;

•       the issuance of all of the shares of our common stock reserved for issuance under the 2006 plan;

•       the expiration of the 2006 plan;

•       the first meeting of our stockholders at which members of our board of directors are to be elected that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs; or

•       such earlier date as may be required by Section 162(m) of the Code.

Administration.   The compensation committee of our board of directors will administer the 2006 plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least two members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “independent director” within the meaning of the rules of The Nasdaq Stock Market. The 2006 plan provides that the compensation committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the company, to a committee consisting of one or more members of our board of directors or one or more of our officers, but our compensation committee charter prohibits such delegation in the case of awards to employees at or above the level of vice president, and the equity awards policy we adopted in December 2006 calls for the compensation committee to approve all equity awards, other than awards made to our non-employee directors, which must be approved by the full board.

Subject to the terms and conditions of the 2006 plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2006 plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2006 plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2006 plan. The full board of directors will administer the 2006 plan with respect to awards to non-employee directors.

Eligibility.   Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2006 plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. Only employees may be granted incentive stock options, or ISOs.

Awards.   The 2006 plan provides that the administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, stock payments and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•       Nonqualified Stock Options, or NQSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.

•       Incentive Stock Options will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2006 plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•       Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

•       Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•       Deferred Stock Awards represent the right to receive shares of our common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

•       Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2006 plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2006 plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2006 plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

•       Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. Dividend equivalents may be settled in cash or shares and at such times as determined by the compensation committee or board of directors, as applicable.

•       Performance Awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our common stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and which may be payable in cash or in common stock or in a combination of both.

•       Stock Payments may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control.   In the event of a change in control where the acquiror does not assume or replace awards granted under the 2006 plan, awards issued under the 2006 plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. In addition, the administrator will also have complete discretion to structure one or more awards under the 2006 plan to provide that such awards will become vested and exercisable or payable on an accelerated basis in the event such awards are assumed or replaced with equivalent awards but the individual’s service with us or the acquiring entity is subsequently terminated within a designated period following the change in control event. At this time, it is anticipated that a participant’s awards under the 2006 plan will become vested and exercisable (if applicable) in full in the event the participant’s employment or service with us or the acquiring entity is subsequently terminated within 18 months following the change in control event. The administrator may also make appropriate adjustments to awards under the 2006 plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2006 plan, a change in control is generally defined as:

•       the transfer or exchange in a single or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

•       a change in the composition of our board over a two-year period such that fifty percent or more of the members of the board were elected through one or more contested elections;

•  a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction;

•  the sale, exchange, or transfer of all or substantially all of our assets; or

•  stockholder approval of our liquidation or dissolution.

Adjustments of Awards.   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2006 plan or any awards under the 2006 plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the committee will make appropriate, proportionate adjustments to:

•  the aggregate number and type of shares subject to the 2006 plan;

•  the terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

•  the grant or exercise price per share of any outstanding awards under the 2006 plan.

Amendment and Termination.   Our board of directors or the committee (with board approval) may terminate, amend, or modify the 2006 plan at any time and from time to time. However, we must generally obtain stockholder approval:

•       to increase the number of shares available under the 2006 plan (other than in connection with certain corporate events, as described above);

•       to grant options with an exercise price that is below 100% of the fair market value of shares of our common stock on the grant date;

•       to extend the exercise period for an option beyond ten years from the date of grant; or

•       to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

Notwithstanding anything in the 2006 plan to the contrary, absent approval of our stockholders, no option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date, and no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

Expiration Date.   The 2006 plan will expire on, and no option or other award may be granted pursuant to the 2006 plan after ten years after the effective date of the 2006 plan. Any award that is outstanding on the expiration date of the 2006 plan will remain in force according to the terms of the 2006 plan and the applicable award agreement.

Securities Laws and Federal Income Taxes.   The 2006 plan is designed to comply with various securities and federal tax laws as follows:

•       Securities Laws.   The 2006 plan is intended to conform to all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation, Rule 16b-3. The 2006 plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

•       Section 409A of the Code.   Certain awards under the 2006 plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2006 plan and all other equity incentive plans for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

•       Section 162(m) of the Code.   In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including, but not limited to, base salary, annual bonus, and income attributable to stock option exercises and other non-qualified benefits) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the 2006 plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. Under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, the 2006 plan will not be subject to Section 162(m) until a specified transition date, which is the earlier of:

•       the material modification of the 2006 plan;

•       the issuance of all of the shares of our common stock reserved for issuance under the 2006 plan;

•       the expiration of the 2006 plan; or

•       the first meeting of our stockholders at which members of our board of directors are to be elected that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs.

After the transition date, rights or awards granted under the 2006 plan, other than options and SARs, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders. Thus, we expect that such other rights or awards under the plan will not constitute performance-based compensation for purposes of Section 162(m).

We have attempted to structure the 2006 plan in such a manner that, after the transition date the compensation attributable to stock options, SARs and other performance-based awards which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

We filed with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2006 plan.

2004 Equity Incentive Plan

We adopted our 2004 Equity Incentive Plan, or the 2004 plan, in June 2004. We initially reserved a total of 11,564,718 shares of our common stock for issuance under the 2004 plan. As of December 31, 2006, options to purchase a total of 2,408,999 shares of our common stock had been exercised, options to purchase 6,211,293 shares of our common stock were outstanding and zero shares of our common stock remained available for grant. As of December 31, 2006, the outstanding options were exercisable at a weighted average exercise price of $2.68 per share.

No additional awards will be granted under the 2004 plan, and the shares represented by awards outstanding under the 2004 plan that expire without having been exercised or that are cancelled, forfeited or repurchased will become available for grant under the 2006 plan.

The principal features of the 2004 plan are summarized below, but the summary is qualified in its entirety by reference to the 2004 plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Administration.   The compensation committee of our board of directors administers the 2004 plan. Subject to the terms and conditions of the 2004 plan, our compensation committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the 2004 plan. Our compensation committee is also authorized to adopt, amend or rescind rules relating to administration of the 2004 plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2004 plan.

Eligibility.   Options and restricted stock under the 2004 plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiary corporations. Such awards may also be granted to our directors. Only employees may be granted ISOs.

Awards.   The 2004 plan provides for grants of stock options and awards of restricted stock. However, no shares of restricted stock were issued prior to the effective date of the 2006 plan, after which no further equity awards may be made under the 2004 plan. Each award outstanding under the 2004 plan is set forth in a separate agreement with the person receiving the award and indicates the terms and conditions of the award.

•       Nonqualified Stock Options provide for the right to purchase shares of our common stock at a specified price which may be no less than 85% of the fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of our performance targets and individual performance targets established by our compensation committee. Under the 2004 plan, in the case of an NQSO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2004 plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant. NQSOs may be granted for a maximum ten-year term.

•       Incentive Stock Options are designed in a manner that is intended to comply with the provisions of the Internal Revenue Code Section 422 and will be subject to specified restrictions contained in the Code. We did not grant any ISOs under the 2004 plan.

Corporate Transactions.   In the event of certain “covered transactions” where the acquiror does not assume or replace awards granted under the 2004 plan, awards issued under the 2004 plan will terminate as of the date of the change of control. Our compensation committee may make appropriate adjustments to awards under the 2004 plan and is authorized to provide for the acceleration, cash-out, assumption, substitution or conversion of such awards. Under the 2004 plan, a “covered transaction” will be deemed to occur upon:

•       a merger or consolidation in which we are not the surviving corporation or which results in the acquisition of substantially all of our outstanding voting stock by a single person or entity or by a group of persons or entities acting in concert; or

•       the sale or transfer of all or substantially all of our assets.

All of the option agreements for time-vesting NQSOs granted under the 2004 plan provide that such options will become vested and exercisable in full upon the occurrence of a covered transaction. Further, the option agreements for all outstanding performance-vesting NQSOs provide that the time-vesting criteria of such options will be deemed fully satisfied on the acquisition of a qualifying sale transaction. For this purpose, a qualifying sale transaction means a transaction or a series of transactions in which a person or group acquires more than 50% of our voting stock, or the sale or transfer of all or substantially all of our assets followed by a liquidation of the company.

Securities Laws and Federal Income Taxes.   The 2004 plan is also designed to comply with various securities and federal tax laws as described above in connection with the 2006 plan.

We filed with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2004 plan.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2006 with respect to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Leslie A. Blodgett	—	1,515,376	—	$0.47	(2)	7/21/2014
	—	797,566	—	0.47	(2)	7/21/2014
	48,641	194,561	—	2.39	(3)	12/12/2015
	—	350,524	—	8.87		6/29/2016
Diane M. Miles	—	600,000	—	5.56	(4)	5/30/2016
	—	35,719	—	8.87		6/29/2016
Myles B. McCormick	78,000	234,000	—	0.47	(2)	12/29/2014
	42,000	126,000	—	0.47	(2)	12/29/2014
	—	26,880	—	0.64	(5)	4/3/2015
	—	49,920	—	0.64	(5)	4/3/2015
	6,622	26,484	—	2.39	(3)	12/12/2015
	—	81,373	—	8.87		6/29/2016

(1)          All options vest at a rate of 20% per year from the vesting start date.

(2)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $0.71 to $0.47 to address in part the impact of the extraordinary dividend on the value of the options.

(3)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $3.61 to $2.39 to address in part the impact of the extraordinary dividend on the value of the options.

(4)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $8.43 to $5.56 to address in part the impact of the extraordinary dividend on the value of the options.

(5)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $0.97 to $0.64 to address in part the impact of the extraordinary dividend on the value of the options.

Option Exercises

The following table sets forth certain information with respect to option and stock exercises during the fiscal year ended December 31, 2006 with respect to the named executive officers.

Option Exercises and Stock Vested

	Options Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Leslie A. Blodgett	1,036,837	$12,856,779
Diane M. Miles	—	—
Myles B. McCormick	139,200	1,398,521

(1)          The value realized upon exercise of an option is calculated based on the number of shares issued upon exercise of such option multiplied by the difference between the fair market value per share on the date of exercise less the exercise price per share of such option.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-Qualified Deferred Compensation

The following table sets forth certain information with respect to non-qualified deferred compensation contributions in the fiscal year ended December 31, 2006 with respect to the participating named executive officer.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Diane M. Miles	$37,500	$7,500	(1)	$2,590	(1)	$—	$47,590

(1)          The amount shown in the column under the heading “Registrant Contributions in Last FY” in the table above is reported in the Summary Compensation Table in the column under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” but the amount in the column under the heading “Aggregate Earnings in Last FY” in the table above is not included in any of the amounts shown in such table.

401(k) Plan

We maintain the Bare Escentuals 401(k) Plan, a tax-qualified defined contribution plan, for the benefit of all of our eligible full- and part-time employees who meet certain age and service requirements. Participants in the 401(k) plan may contribute up to the maximum amount allowable under the Internal Revenue Code, and we are permitted to make discretionary contributions to the 401(k) plan. Any participant contributions made to the 401(k) plan are fully vested at all times and any of our contributions vest ratably over five years, as long as the participant remains employed with us. Contributions to the 401(k) plan and earnings thereon are held in trust for the benefit of the participants.

Deferred Compensation Plan

We maintain the STB Beauty, Inc. Deferred Compensation Plan, a non-qualified deferred compensation plan, for the benefit of selected executives. Participants in the deferred compensation plan may elect to defer up to 50% of their base salaries and up to 100% of their bonuses, and we are permitted to make discretionary contributions to the deferred compensation plan. Any participant contributions deferred under the deferred compensation plan are fully vested at all times and any contributions made by us generally vest based on the number of years the participant has participated in the deferred compensation plan. A participant will be 25% vested in our contributions (and any hypothetical or deemed investment earnings or losses attributable to such contributions) after he or she is credited with two years of service with us, 50% vested after three years, 75% vested after four years and 100% vested after five years. Contributions to the deferred compensation plan and earnings on such amounts are held in a grantor trust for the benefit of the participants.

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in the fiscal year ended December 31, 2006.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Ross M. Jones	$—	$—		$—	$—	$—	$—		(2)
Bradley M. Bloom	—	—		—	—	—	—		(2)
John C. Hansen	—	—		—	—	—	—		(3)
Michael J. John	—	—		—	—	—	—		(3)
Lea Anne S. Ottinger	37,000	—		21,843	—	—	879,879	(4)	$938,722
Karen M. Rose	33,500	178,124	(5)	43,796	—	—	173,817	(6)	429,237
Glen T. Senk	35,000	—		21,862	—	—	846,348	(7)	903,210
Thomas E. Whiddon(8)	25,000	—		56,309	—	—	897,736	(9)	979,045

(1)                Amount reflects the compensation cost for the year ended December 31, 2006 of the named executive officers options, calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model. See Note 2 of Notes to Consolidated Financial Statements for a discussion of assumptions made by the Company in determining grant date fair value and compensation costs of our equity awards.

(2)                Does not include any dividends, shares of our common stock or other amounts received by Berkshire Partners LLC or funds affiliated with Berkshire Partners LLC. Mr. Jones and Mr. Bloom are managing directors of Berkshire Partners LLC and managing members of the general partners of the funds affiliated with Berkshire Partners LLC. For information about amounts paid to Berkshire Partners, LLC and funds affiliated with it. See “Certain Relationships and Related Party Transactions—Management Advisory Fees” and “—Other Arrangements.”

(3)                Does not include any dividends, shares of our common stock or other amounts received by JH Partners, LLC or a fund affiliated with JH Partners, LLC. Mr. Hansen is the president of JH Partners, LLC, and Mr. Hansen and Mr. John hold voting membership interests in JH Partners, LLC. Mr. Hansen is the Manager of the general partner of the fund affiliated with JH Partners, LLC, and Mr. Hansen and Mr. John hold voting membership interests in such general partner. For information about amounts paid to JH Partners, LLC and the fund affiliated with it, see “Certain Relationships and Related Party Transactions—Management Advisory Fees” and “—Other Arrangements.”

(4)                Includes $876,130 related to dividends received by Ms. Ottinger in connection with our June 2006 recapitalization on shares she previously received upon exercise of stock options and $3,749 in reimbursed out-of-pocket expenses.

(5)                Represents the issuance of stock to Ms. Rose at a price deemed to be below market value.

(6)                Includes $171,122 related to dividends received by Ms. Rose in connection with our June 2006 recapitalization on shares she previously received upon exercise of stock options and $2,695 in reimbursed out-of-pocket expenses.

(7)                Includes $840,080 related to dividends received by Mr. Senk in connection with our June 2006 recapitalization on shares he previously received upon exercise of stock options and $6,268 in reimbursed out-of-pocket expenses.

(8)                Mr. Whiddon resigned from our board of directors effective May 30, 2006.

(9)                Includes $890,594 related to dividends received by Mr. Whiddon in connection with our June 2006 recapitalization on shares he previously received upon exercise of stock options and $7,142 in reimbursed out-of-pocket expenses.

The following table details information with respect to all options to purchase our common stock held by our non-employee directors outstanding on December 31, 2006:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Lea Anne S. Ottinger	—	7,500	$0.47	(1)	6/9/2014
	545	1,088	2.39	(2)	12/12/2015
	—	1,230	8.87		6/29/2016
Karen M. Rose	—	22,500	5.56	(3)	5/30/2016
	—	1,339	8.87		6/29/2016
Glen T. Senk	7,500	7,500	0.47	(1)	11/28/2014
	545	1,088	2.39	(2)	12/12/2015
	—	2,280	8.87		6/29/2016

(1)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $0.71 to $0.47 to address in part the impact of the extraordinary dividend on the value of the options.

(2)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $3.61 to $2.39 to address in part the impact of the extraordinary dividend on the value of the options.

(3)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $8.43 to $5.56 to address in part the impact of the extraordinary dividend on the value of the options.

The grant date fair values of option grants to our directors in fiscal year ending December 31, 2006 are as follows:

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price ($)		Grant Date Fair Value ($)
Lea Anne S. Ottinger	6/30/06	1,230	$8.87		$8,753
Karen M. Rose	5/31/06	22,500	5.56	(1)	213,480	(2)
	6/30/06	1,339	8.87		9,532
Glen T. Senk	6/30/06	2,280	8.87		16,224

(1)          In connection with the June 2006 recapitalization, the compensation committee of our board of directors exercised its discretion under our 2004 Equity Incentive Plan and reduced the exercise price from $8.43 to $5.56 to address in part the impact of the extraordinary dividend on the value of the options.

(2)          Represents original grant date fair value of the award granted to Ms. Rose on May 31, 2006 and the incremental fair value resulting from the exercise price adjustment effected on June 30, 2006 in connection with the June 2006 recapitalization, in each case calculated in accordance with SFAS 123R.

We have established an annual compensation arrangement with Ms. Ottinger, Ms. Rose and Mr. Senk, under which each receives an annual $20,000 retainer for serving as a director. In addition, each of them receives $2,500 for attendance at each regular board meeting attended, $1,000 for attendance at each other board meeting (including monthly updates by phone) and $1,000 for attendance at each board committee meeting. We have also granted each of Ms. Ottinger, Ms. Rose and Mr. Senk, as of the dates of their respective elections to the board, the right to purchase $300,000 of our common stock at the fair market value on the date of purchase, as well as an option to purchase 22,500 shares of our common stock, vesting over three years after the date of the grant. The options granted to Ms. Ottinger and Mr. Senk were granted with an exercise price of $1.79 per share. As of December 31, 2006, Ms. Ottinger and Mr. Senk held options to purchase 7,500 and 15,000 shares, respectively, with revised exercise prices of $0.47 per share. The exercise prices were adjusted in connection with our February 2005, October 2005 and June 2006 recapitalizations. The option granted to Ms. Rose was granted with an exercise price of $8.43 per share. As of December 31, 2006, all of Ms. Rose’s options had an exercise price of $5.56 per share. The exercise price of her options was adjusted in connection with our June 2006 recapitalization. In addition, we reimburse these directors for all reasonable out-of-pocket expenses arising out of performance of their duties as directors.

Severance and Change in Control Payments

We have entered into agreements and maintain plans that may require us to make payments and/or provide certain benefits to our named executive officers in the event of a termination of their employment or a change of control. The following tables and narrative disclosure summarize the potential payments to each named executive officer assuming that one of the events listed in the tables below occurs. The tables assume that the event occurred on December 29, 2006, the last business day of our last completed fiscal year. Our 2004 Equity Incentive Plan and our 2006 Equity Incentive Award Plan contain change of control provisions as described above. See “2004 Equity Incentive Plan” and “2006 Equity Incentive Award Plan.” All of our executive officers were awarded options to purchase shares of our common stock under the 2004 Equity Incentive Plan during 2006. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change of control, we have assumed a price per share of our common stock of $31.07, which represents the closing market price of our common stock as reported on the Nasdaq Global Select Market on December 29, 2006.

Additional Change in Control Provisions

Leslie A. Blodgett

Termination due to Death or Disability.   Ms. Blodgett’s employment agreement will terminate upon her death or disability. Disability is defined as her becoming disabled by illness, injury, accident or condition of either a physical or psychological nature, resulting in her being unable to perform substantially all of her duties and responsibilities with or without reasonable accommodation, for 120 days during any period of 365 consecutive days. In the event Ms. Blodgett’s employment is terminated due to death or disability, she or her estate, as applicable, is entitled to receive any earned but unpaid amounts of her base salary and bonus compensation, a pro-rated portion of any bonus she would have earned for the year in which the termination as a result of her death or disability occurred, payable when we generally pay bonus to employees, accrued vacation and unreimbursed expenses unpaid at the date of termination. In the event she becomes disabled, the board of directors may designate another employee to act in her place during any period of disability, and she is entitled to receive her base salary and benefits, reduced by any disability income benefits she receives under our disability income plan.

Termination for Cause.   We may terminate at any time Ms. Blodgett’s employment agreement for cause. Cause is defined as Ms. Blodgett’s:

•       commission of a felony or crime involving dishonesty or moral turpitude,

•       commission of any fraud, theft, embezzlement, misappropriation of funds, material breach of fiduciary duty as an officer or member of the board of directors or serious act of dishonesty;

•       failure to follow the reasonable instructions of the board of directors, which failure does not cease within 15 days after written notice specifying such failure in reasonable detail is given to Ms. Blodgett by the board of directors;

•       engaging in conduct likely to make us or any of our affiliates subject to criminal liabilities, other than those arising from our normal business activities; or

•       willful engagement in any other conduct that involves a material breach of fiduciary obligation on the part of Ms. Blodgett as an officer or member of the board of directors, or that could reasonably be expected to have a material adverse effect upon the business interests or reputation of us or any of our affiliates.

Upon termination for cause, Ms. Blodgett is not entitled to any payment or benefit other than the payment of base salary earned, accrued vacation and unreimbursed expenses unpaid at the date of termination and COBRA.

Termination by Us Other than for Cause or Resignation with Good Reason.   The employment agreement provides Ms. Blodgett with certain severance benefits in the event her employment is terminated by us other than for cause, or if she resigns with “good reason.” Ms. Blodgett may terminate her employment agreement for good reason at any time upon 30 days’ notice. “Good reason” is defined as:

•       a failure by us to continue Ms. Blodgett as chief executive officer,

•       the material diminution of nature or scope of her responsibilities, duties or authority,

•       a material breach of the employment agreement by us;

•       requiring her to report to anyone other than the board of directors, or

•       requiring her to relocate outside of San Francisco, California area.

Upon a termination of Ms. Blodgett other than for cause, or if she resigns with “good reason,” we are required to pay her accrued base salary through the date of termination, plus severance in the amount of her then-current base salary for 18 months, 150% of the bonus she received for the most recently completed bonus year, accrued vacation and unreimbursed expenses. The Company is required to pay such severance in 18 equal monthly installments commencing on the date of such termination. In addition, to the extent permitted by the terms of the applicable plans, subject to any applicable employee contribution, we will be required to continue to contribute to the cost of participation by Ms. Blodgett, her spouse and her eligible dependents in our welfare plans for a period of 18 months after termination and then, to the extent permitted by the applicable insurer, Ms. Blodgett will be eligible for COBRA and 18 months of healthcare and life insurance benefits contributions.

Resignation Other than for Good Reason.   Ms. Blodgett may also terminate her employment agreement other than for good reason at anytime upon 90 days’ notice to us. In the event of termination, our board of directors may elect to waive or reduce the period of notice and may at its discretion elect to pay Ms. Blodgett her base salary for the notice period (or any remaining portion of the period) plus accrued vacation. Ms. Blodgett will not be entitled to receive any annual bonus after the provision of notice of such termination.

Ms. Blodgett’s employment agreement also contains standard noncompetition, nonsolicitation and nondisclosure covenants on the part of Ms. Blodgett. During the term of her employment, and for 18 months after her employment is terminated, or for 12 months after her employment is terminated upon 90 days’ notice and within one year of a change of control of the company, other than a change of control resulting from a public offering of securities, Ms. Blodgett may not engage in any manner in any activity that is directly or indirectly competitive with our business. Our obligation to make the termination payments as described above is conditioned upon Ms. Blodgett’s continued compliance with the confidentiality, non-compete and non-solicit provisions.

The following table quantifies certain payments which may become due to Ms. Blodgett.

Executive Benefits and Payments upon Termination	Termination Due to Death or Disability		Termination for Cause		Termination by Us Other than for Cause or Resignation with Good Reason		Resignation Other than for Good Reason		Change in Control
Compensation:
Base salary	$23,492	(1)	$23,492	(1)	$23,492	(1)	$23,492	(1)	$23,492	(1)
Severance payment	—		—		900,000	(5)	—		—
Annual bonus incentive	1,054,800	(2)	—		1,582,200	(6)	—		—
Unvested and accelerated stock options	—		—		—		—		84,151,257	(10)
Other	—		—			(7)		(7)	—
Benefits and perquisites:
Life insurance benefits	—		—		540	(8)	—		—
Medical benefits	—		—		19,646	(9)	—		—
Health care	—		11,995	(4)	—		—
Accrued vacation pay	70,477	(3)	70,477	(3)	70,477	(3)	70,477	(3)	70,477	(3)

       (1) Represents earned but unpaid salary as of December 31, 2006.

       (2) Represents annual bonus incentive earned for fiscal year ending December 31, 2006.

       (3) Based on three weeks available to Ms. Blodgett at December 31, 2006.

       (4) Payment of the COBRA health insurance premiums up to 18 months or until Ms. Blodgett begins employment with another company that offers comparable benefits.

       (5) Represents 18 months of base salary.

       (6) Represents 150% of the annual bonus incentive earned for fiscal year ended 2006, the most recently completed bonus year.

       (7) Under the Name and Likeness License Agreement between Ms. Blodgett and us, in the event that we terminate Ms. Blodgett’s employment without “cause” or she terminates her employment for “good reason,” each as defined in her employment agreement, Ms. Blodgett will be entitled to receive a 1% royalty on net revenues we derive from any of our products or services bearing her name, likeness, image, voice, signature, photograph and other elements or attributes of her persona, identity or personality. For more information about the Name and Likeness License Agreement, see “—Employment Agreements and Arrangements; Name and Likeness License.”

       (8) Represents 18 months of life insurance premiums.

       (9) Represents 18 months of medical benefits.

(10) All unvested options held by Ms. Blodgett will become vested and exercisable in full upon the occurrence of a covered transaction.

Diane M. Miles

Ms. Miles’ employment with us is “at will,” and may be terminated by either her or us at any time, with or without cause. However, if we terminate Ms. Miles’ employment for any reason other than for “cause,” she will be entitled to receive:

•       severance equal to 12 months of base salary;

•       acceleration of vesting of 20% of her stock options if such termination occurs during the first year of her employment; and

•       a pro rated bonus in the amount equal to the product of her actual earnings for the year multiplied by the bonus percentage she would have earned had she not been terminated, with such bonus being calculated and payable at the time governed by our annual bonus plan.

For purposes of Ms. Miles’ offer letter, “cause” means, generally, Ms. Miles’ conviction or pleading guilty or no contest to any felony; her breach of non-competition obligations to us; or her open disregard of her responsibilities or refusal to devote substantial time and energy to our business (other than due to her disability), within 30 days after written notification by the board that she has failed to do so. Ms. Miles is also obligated during her employment and for 12 months after termination of her employment to not directly or indirectly, compete with us or our affiliates in the United States by engaging in the cosmetics, skin care, hair care, toiletries or fragrance business or other business in which we are engaged or preparing to become engaged within the 12 months prior to her termination.

Executive Benefits and Payments upon Termination	Termination Due to Death or Disability		Termination for Cause		Termination by Us Other than for Cause or Resignation with Good Reason		Resignation Other than for Good Reason		Change in Control
Compensation:
Base salary	$19,231	(1)	$19,231	(1)	$19,231	(1)	$19,231	(1)	$19,231	(1)
Severance payment	—		—		500,000	(3)	—		—
Annual bonus incentive	—		—		401,209	(4)	—		—
Unvested and accelerated stock options	—		—		3,219,574	(5)	—		16,097,869	(6)
Benefits and perquisites:
Life insurance benefits	$—		$—		$—		$—		$—
Medical benefits	—		—		—		—		—
Health care	—		—		—		—		—
Accrued vacation pay	22,334	(2)	22,334	(2)	22,334	(2)	22,334	(2)	22,334	(2)

(1)          Represents earned but unpaid salary as of December 31, 2006.

(2)          Based on vacation days accrued as of December 31, 2006.

(3)          Represents 12 months of base salary.

(4)          Represents annual bonus incentive earned for fiscal year ending December 31, 2006.

(5)          Acceleration of 20% of unvested stock options as termination date falls within first year of Ms. Miles’s employment.

(6)          All unvested options held by Ms. Miles will become vested and exercisable in full upon the occurrence of a covered transaction.

Myles B. McCormick

Mr. McCormick’s employment with us is “at will,” and may be terminated by either him or us for any reason.

Executive Benefits and Payments upon Termination	Termination Due to Death or Disability		Termination for Cause		Termination by Us Other than for Cause or Resignation with Good Reason		Resignation Other than for Good Reason		Change in Control
Compensation:
Base salary	$13,462	(1)	$13,462	(1)	$13,462	(1)	$13,462	(1)	$13,462	(1)
Severance payment	—		—		—		—		—
Annual bonus incentive	—		—		—		—		—
Unvested and accelerated stock options	—		—		—		—		15,920,935	(3)
Benefits and perquisites:
Life insurance benefits	—		—		—		—		—
Medical benefits	—		—		—		—		—
Health care	—		—		—		—		—
Accrued vacation pay	46,183	(2)	46,183	(2)	46,183	(2)	46,183	(2)	46,183	(2)

(1)          Represents earned but unpaid salary as of December 31, 2006.

(2)          Based on vacation days accrued as of December 31, 2006.

(3)          All unvested options held by Mr. McCormick will become vested and exercisable in full upon the occurrence of a covered transaction.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Section 102 of the Delaware General Corporation Law, provisions in our amended and restated certificate of incorporation and bylaws limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as directors. The duty of care generally requires that when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•       any breach of the director’s duty of loyalty to us or our stockholders;

•       any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•       any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•       any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•       we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•       we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•       the rights provided in our bylaws are not exclusive.

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this proxy statement. Based on the reviews and discussions referred to above, we recommend to the board of directors that the Compensation Discussion and Analysis referred to above be included in this report.

The foregoing has been furnished by the compensation committee

Ross M. Jones (Chair)
Bradley M. Bloom
Glen T. Senk

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions in our prior three fiscal years to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation and employment arrangements described under “Management.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Review and Approval of Related Party Transactions

Pursuant to our Audit Committee Charter, the audit committee of our board of directors is responsible for reviewing and approving all transactions with related parties. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead the audit committee of our board of directors intends to review such transactions on a case by case basis. In addition, the compensation committee of our board of directors and/or our board of directors will review approve all compensation-related policies involving our directors and executive officers.

Management Advisory Fees

On June 10, 2004, we entered into a management agreement with Berkshire Partners LLC, pursuant to which Berkshire Partners LLC provides management advisory services in connection with our general business operations. Berkshire Partners LLC, together with its affiliated funds, beneficially owned 37.2% of our common stock as of December 31, 2006, and Ross M. Jones, our Chairman, and Bradley M. Bloom, a member of our board of directors, are Managing Directors of Berkshire Partners LLC and were designated to serve on our board by Berkshire Partners LLC. In compensation for Berkshire Partners LLC’s services, we have agreed to pay a management fee in the amount of $300,000 per year for the term of the agreement and additional fees for financial transactions at up to 0.5% of such transactions’ value, plus expenses. The agreement was to expire on June 10, 2009. However, upon completion of our initial public offering on October 4, 2006, we paid $900,000 as consideration for the early termination of the agreement. We have paid fees and expenses of $167,000, $427,000 and $1,234,000 for the years ended January 2, 2005, January 1, 2006 and December 31, 2006, respectively. We paid Berkshire Partners LLC $2,191,000 in connection with our June 2004 recapitalization.

On June 10, 2004, we also entered into a management agreement with JH Partners, LLC, pursuant to which JH Partners, LLC will provide management advisory services in connection with our general business operations. JH Partners, LLC, together with its affiliated funds, beneficially owned 25.2% of our outstanding common stock as of December 31, 2006, and John C. Hansen and Michael J. John, members of our board of directors, are President and a senior partner, respectively, of JH Partners, LLC and were designated to serve on our board by JH Partners, LLC. In compensation for JH Partners, LLC’s services, we have agreed to pay a management fee in the amount of $300,000 per year for the term of the agreement. The agreement was to expire on June 10, 2009. However, upon completion of our initial public offering on October 4, 2006, we paid $900,000 as consideration for the early termination of the agreement. We have paid fees and expenses of $150,000, $362,000 and $1,238,000 for the years ended January 2, 2005, January 1, 2006 and December 31, 2006, respectively. Under this agreement, we paid JH Partners, LLC $400,000 in connection with our June 2004 recapitalization.

In connection with our February 2005 recapitalization, we paid $1,197,500 in transactional fees and expenses to Berkshire Partners LLC and $1,197,500 in transactional fees and expenses to JH Partners, LLC. In connection with our October 2005 recapitalization, we issued 54,732 shares of common stock, which we valued at approximately $355,000, to each of Berkshire Partners LLC and JH Partners, LLC. In connection with our June 2006 recapitalization, we issued 102,022 shares of common stock, which we valued at approximately $1,064,000, to each of Berkshire Partners LLC and JH Partners, LLC.

Common Stock Issuances

On June 10, 2004, our director Lea Anne S. Ottinger purchased 167,274 shares of our common stock at a purchase price of $1.79 per share, for an aggregate price of approximately $300,000. On December 31, 2004, our director Glen Senk purchased 167,274 shares of our common stock at a purchase price of $1.79 per share, for an aggregate price of approximately $300,000. On December 31, 2004, a former director, Thomas Whiddon, also purchased 167,274 shares of our common stock at a purchase price of $1.79 per share, for an aggregate price of approximately $300,000. On June 6, 2006, our director Karen Rose purchased 35,601 shares of our common stock at a purchase price of $8.43 per share, for an aggregate price of approximately $300,000.

Transactions with Affiliates of John C. Hansen

FH Capital Partners LLC is an affiliate of Mr. Hansen. In December 2001 and May 2002, our predecessor entered into agreements with FH Capital Partners LLC to rent certain computer hardware,

software, and licenses under operating lease agreements. Rental expense of $262,000, $243,000 and $33,000 was recognized relating to these arrangements during the years ended December 31, 2003, January 2, 2005, and January 1, 2006, respectively, and has been recorded as general, selling, and administrative expenses in the accompanying consolidated statements of operations.

FH Capital Partners LLC also loaned funds to our predecessor to purchase equipment that was rented to customers under month-to-month arrangements. Outstanding borrowings on this loan were repaid in full in May 2004. Interest expense relating to this loan was $48,000 and $5,000 for the years ended December 31, 2003 and January 2, 2005, respectively.

On April 23, 2003, our predecessor extended the expiration term of certain previously issued fully vested warrants for the purchase of its Series A preferred stock by five years. The warrants were held by an affiliate of Mr. Hansen. The warrants were exercised by the holder in connection with our June 2004 recapitalization.

At December 31, 2003, our predecessor had outstanding a series of notes receivable totaling $1,450,000 to an entity affiliated with Mr. Hansen. Interest income relating to these notes was $29,000 for the year ended December 31, 2003. The entire note balances and all accrued interest were fully repaid in January 2004.

Our predecessor also paid monthly fees to JH Partners, LLC under an advisory services agreement, pursuant to which JH Partners, LLC provided strategic and financial advisory services. The agreement was terminated in June 2004. Total fees under the agreement were $180,000 and $90,000 for the years ended December 31, 2003 and January 2, 2005, respectively. We also paid JH Partners, LLC fees and expenses of $1,960,000 upon the closing of the June 2004 recapitalization pursuant to a project engagement letter. Our directors John C. Hansen and Michael J. John are President and a senior partner, respectively, of JH Partners, LLC.

In connection with the June 2004 recapitalization, we paid $55.1 million in exchange for shares of common stock and Series A preferred stock of our predecessor held by investment funds and other entities affiliated with Mr. Hansen. We also paid $14.9 million in exchange for warrants and options held by Mr. Hansen and his affiliates. Some of Mr. Hansen’s affiliates contributed shares of common stock and Series A preferred stock of our predecessor to JH MDB Investors, L.P. in exchange for limited partnership interests, and JH MDB Investors then received 12,588,376 shares of our common stock in exchange for the shares of our predecessor in the June 2004 recapitalization. JH MDB Investors also purchased 9,714,798 shares for $17.4 million in cash.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements generally require us to indemnify these individuals to the fullest extent permitted by Delaware law. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Promissory Notes in connection with Option Exercises prior to Recapitalizations

In connection with our February 2005 recapitalization, October 2005 recapitalization and June 2006 recapitalization, we permitted each of our option holders to pay the exercise price of their vested options by delivering a full recourse, interest bearing promissory note, as contemplated by the terms of our 2004 equity incentive plan. Each of these promissory notes was repaid immediately upon consummation of the recapitalizations. In February 2005, we accepted a promissory note from Ms. Blodgett and Ms. Dunn in the principal amounts of $195,000 and $21,000, respectively, each of which was repaid immediately upon consummation of the February 2005 recapitalization. In October 2005, we accepted a promissory note from Ms. Blodgett, Ms. Dunn and Thomas Whiddon (who was then serving as one of our directors) in the principal amounts of $515,228, $28,068 and $91,800, respectively, each of which was repaid immediately upon consummation of the October 2005 recapitalization. In June 2006, we accepted a promissory note from Mr. Senk in the principal amount of $5,282, which was repaid immediately upon consummation of the June 2006 recapitalization.

Other Arrangements

Pursuant to a stockholders agreement entered into in June 2004 by and among us and our stockholders, Messrs. Hansen, John, Jones and Bloom and Ms. Blodgett were each elected to serve as members on our board of directors and, as of the date of this prospectus, continue to so serve. These five directors also have the right to nominate the remaining four directors to our board. The provisions of the stockholders agreement relating to the nomination and election of directors terminated upon completion of our initial public offering, and members previously elected to our board of directors pursuant to this agreement continue to serve as directors until their successors are duly elected by holders of our common stock.

In the year ended December 31, 2003, our predecessor paid consulting expenses and fees of approximately $323,000 to a firm associated with an individual who was then serving as a director of our predecessor. This individual is not one of our current directors or officers.

In connection with the June 2004 recapitalization, we paid $9.5 million in exchange for shares of common stock and Series A preferred stock of our predecessor held by Ms. Blodgett. We also paid $4.9 million in exchange for warrants and options held by Ms. Blodgett. In connection with the recapitalization, approximately 81% of the options held by Ms. Blodgett immediately prior to the 2004 recapitalization were converted into options to purchase 4,875,000 shares of our common stock.

In November 2001, we borrowed $7.5 million from an entity formed by a group of stockholders of our predecessor that included Ms. Blodgett, Mr. Hansen and another director of our predecessor. We repaid $2,500,000 of these borrowings in December 2003, and repaid the remaining balance in full in April 2004.

Affiliates of Berkshire Partners LLC and JH Partners, LLC and our executive officers and directors own a majority of our stock, and, as a result, these parties received most of the dividends paid to stockholders in connection with our February 2005, October 2005 and June 2006 recapitalization transactions. Affiliates of Berkshire Partners LLC and JH Partners, LLC and our executive officers and directors received aggregate dividends of approximately $306.3 million, $206.8 million and $63.8 million, respectively, in connection with these recapitalization transactions.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors and audit committee have selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 30, 2007 and has directed that management submit the selection of independent registered public accounting firm to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 2002 through the fiscal year ended December 31, 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the selection, our board of directors and the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our board of directors and the audit committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Auditor Fee Information

The fees billed by our independent registered public accounting firm, Ernst & Young LLP, for 2006 and 2005 for professional services are as follows:

Audit Fees

Fees for audit services totaled approximately $1,884,000 in 2006 and $1,080,000 in 2005 and include fees for the audits of our annual financial statements for 2006 and 2005, the review of our interim period financial statements, the review of our annual report on Form 10-K for 2006, the review of our Form 10-Q for the third quarter 2006, services related to our initial public offering that was completed in October 2006, and related services that are normally provided in connection with regulatory filings or engagements.

Audit-Related Fees

We did not engage Ernst & Young LLP to perform any audit-related services in 2006 and 2005.

Tax Fees

We did not engage Ernst & Young LLP to perform any tax services in 2006 and 2005.

All Other Fees

All other fees totaled approximately $5,000 in 2006 and $5,000 in 2005, relating to online research software fees.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our audit committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Our board of directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2007.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, officers and beneficial owners of ten percent or more of our common stock (“Reporting Persons”) are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of our common stock. Based solely on our review of such forms received and the written representations of our Reporting Persons, we have determined that no Reporting Person known to us was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except for the following: Ross M. Jones and Bradley M. Bloom each filed one late report covering their initial beneficial holdings and Michael J. John filed one late report covering three transactions that occurred during fiscal year 2006.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2008 must be received by us no later than January 8, 2008, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under our Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the 2008 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than February 5, 2008 and no later than March 6, 2008 unless the date of the 2008 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2007 Annual Meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the board of directors for the 2008 Annual Meeting may exercise discretionary voting power regarding any such proposal. All such proposals of stockholders must also satisfy the conditions for such proposals set forth in our Amended and Restated Bylaws. Stockholders are advised to review our Amended and Restated Bylaws, which contain requirements with respect to advance notice of stockholder proposals and director nominations.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2006 will be mailed to stockholders of record on or about May 7, 2007. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

If any person who was a beneficial owner of our common stock on the Record Date, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Bare Escentuals, Inc., 71 Stevenson Street, 22nd Floor, San Francisco, California 94105, Attention: Corporate Secretary.

OTHER BUSINESS

Our board of directors does not know of any matter to be presented at our Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors,

Leslie A. Blodgett
Chief Executive Officer

Dated: May 7, 2007

DETACH HERE

PROXY

BARE ESCENTUALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2007

The undersigned stockholder of Bare Escentuals, Inc., a Delaware corporation (the “Company”), hereby appoints Leslie A. Blodgett and Myles B. McCormick, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on June 4, 2007 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

X Please mark

votes as in

this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.

To elect two directors for a three-year term to expire at the 2010 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as director the following persons:

	2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(01) Ross M. Jones

(02) Glen T. Senk

☐	FOR ALL NOMINEES

☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

Signature:	Date:	Signature:	Date: